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                                                                   EXHIBIT 23(B)

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Neogen Corporation
Lansing, Michigan

     We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated July 18, 1996, relating to the consolidated financial statements of Neogen Corporation and subsidiaries, which is contained in that Prospectus, and to the incorporation in the Prospectus by reference of our report dated July 18, 1996, relating to the consolidated financial statements of Neogen Corporation and subsidiaries, appearing in the Company's Annual Report of Form 10-KSB for the year ended May 31, 1996.

     We also consent to the reference to us under the caption "Experts" in the Prospectus.

                                          /s/ BDO SEIDMAN, LLP

Troy, Michigan
September 17, 1996